Exhibit 99.1

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

JUSTIN HOLLAND, individually and on behalf of all others similarly situated,
Plaintiff,
v.
NEW JERSEY RESOURCES CORPORATION, LAURENCE M. DOWNES, LAWRENCE R. CODEY, ROBERT B. EVANS, ALFRED C. KOEPPE, SHARON C. TAYLOR, JANE M. KENNY, DAVID A. TRICE, DONALD L. CORRELL, M. WILLAM HOWARD, JR., J. TERRY STRANGE, and GEORGE R. ZOFFINGER,
Defendants.
Case No. 3:12-cv-07858-PGS-LHG

NOTICE TO NEW JERSEY RESOURCES SHAREHOLDERS

TO:	ALL OWNERS OF NEW JERSEY RESOURCES, INC. (“NJR” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 25, 2013 (“NJR SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND RELEASE OF ALL CLAIMS ARISING FROM OR RELATING TO A SHAREHOLDER DEMAND, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF NJR WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
IF YOU WERE NOT THE BENEFICIAL OWNER OF NJR COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the District of New Jersey (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiff, Justin Holland, on behalf of himself and derivatively on behalf of NJR and NJR Shareholders, the Individual Defendants, and NJR in connection with the Action, as defined in the Stipulation and Agreement of Settlement (the “Stipulation”), fully executed as of November 25, 20131.
The proposed Settlement, if approved by the Court, would fully, finally, and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice.
As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on January 28, 2014 at 9:00 a.m. to determine whether, inter alia, the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing, you will

1For purposes of this Notice, the Court incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the United States District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, NJ 08608, and is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com and NJR at http://www.njresources.com.

be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.
This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the Settlement and of your rights as a shareholder of NJR with respect to the Settlement.
Background
A.On December 12, 2012, NJR filed its 2013 Proxy Statement in connection with the Company’s upcoming 2013 Annual Meeting.
B.On December 26, 2012, Plaintiff filed a class-action complaint (the “Complaint”) against the Defendants, alleging that the 2013 Proxy Statement was false and misleading, in violation of state and federal law, for, inter alia, failing to disclose the Company’s inability to obtain a tax deduction for certain executive compensation paid under its 2007 Stock Award and Incentive Plan (the “Plan”).
C.Plaintiff filed an amended complaint on December 31, 2012 based on these same allegations (the “Amended Complaint” and, together with the Complaint, the “Class Action,” as further defined herein).
D.Also on December 31, 2012, Plaintiff filed a Motion for Preliminary Injunction and brief in support with respect to the Company’s upcoming Annual Meeting and the disclosures made to the Company’s shareholders in the Proxy Statement in connection therewith.
E.On January 11, 2013, NJR filed a Supplemental Proxy Statement informing NJR shareholders that, inter alia, at the Company’s upcoming Annual Meeting, the Board of Directors of NJR (the “Board”) would recommend a proposal seeking shareholder re-approval of the material terms of the performance goals under the Plan pursuant to Section 162(m) of the Internal Revenue Code (the “Performance Goals”).
F.The parties thereafter engaged in motion practice, and the Court held two hearings~~,~~ regarding whether the parties had settled the Class Action, with the Court ultimately denying Defendants’ motion to enforce in a Memorandum Opinion dated June 27, 2013.
G.At NJR’s Annual Meeting held on January 23, 2013, NJR’s shareholders re-approved the Performance Goals.
H.On July 11, 2013, Defendants moved to dismiss the Class Action on the ground that NJR’s issuance of the Supplemental Proxy Statement and its shareholders’ re-approval of the Performance Goals at the 2013 Annual Meeting rendered the Class Action moot.
I.On August 2, 2013, Plaintiff issued a demand (the “Demand”) upon the Board pursuant to N.J.S.A. 14A:3-6.3, seeking an investigation, action against responsible persons, and corporate governance measures to prevent the reoccurrence of the Company’s failure to obtain shareholder re-approval of the Performance Goals. A true and exact copy of the Demand is annexed to this Stipulation as Exhibit A.
J.By Opinion and Order dated September 5, 2013, the Court granted the Defendants’ motion and dismissed the Class Action as moot.
K.On September 17, 2013, in response to the Demand, a Special Litigation Committee of the Board (the “SLC”), comprising Board members who were not members of its Leadership Development and Compensation Committee (“LDCC”) at the time of the events underlying the Demand, was established and commenced a review of the circumstances and processes which led to the Company’s failure to timely seek shareholder re-approval of the Performance Goals.

L.Defendants aver that on October 22, 2013, on the recommendation of the SLC, the Board concluded that the maintenance of a suit on behalf of NJR was not in the best interests of the Company. Defendants also aver that the Board further found that: (i) the Company’s failure to timely seek shareholder re-approval of the Performance Goals was an oversight, and not the result of any intentional conduct; (ii) the Company immediately sought and obtained shareholder re-approval of the Performance Goals; and (iii) the LDCC’s adopting of additional corporate governance measures would be sufficient to ensure that the failure to timely seek shareholder re-approval of the Performance Goals would not recur.
M.Plaintiff and Plaintiff’s Counsel maintain that the Action is meritorious but recognize and acknowledge the expense and length of time that would be required to prosecute a derivative action, based on the allegations of the Demand, through preliminary motions, trial and appeal. Plaintiff’s Counsel has also taken into account the Board’s asserted conclusions set forth in Paragraph L of this Stipulation as well as the difficulties, uncertain outcomes, risks and delays inherent in litigating a derivative action. Plaintiff’s Counsel concurs in the Board’s asserted conclusion that the LDCC’s adopting of the additional corporate governance measures referred to in Paragraph L will be sufficient to ensure that the failure to timely seek shareholder re-approval of the Performance Goals will not recur.
N.The Defendants have denied and continue to deny each of the claims and contentions alleged by the Plaintiff in the Action (as defined herein) and all other allegations of wrongdoing or liability arising from any conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. This Stipulation and all related documents are not, and shall not in any event be construed or deemed to be, evidence of fault or liability or wrongdoing or damage whatsoever, or any infirmity in Defendants’ defenses.

The Settlement Hearing
The Settlement Hearing will be held before the Honorable Anne E. Thompson on January 28, 2014 at 9:00 A.M. at the United States District Court for the District of New Jersey, Clarkson S. Fisher Building & U.S. Courthouse, 402 East State Street, Trenton, NJ 08608, to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Award should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
Overview of the Proposed Settlement
The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com and NJR at http://www.njresources.com. The following is only a summary of its terms.
As a result, in substantial part, of the filing and prosecution of the Action: the Board caused the issuance of the Supplemental Proxy Statement, which informed NJR shareholders that the Board would recommend that they vote to re-approve the Performance Goals at the Company’s 2013 Annual Meeting, and put the issue of shareholder re-approval of the Performance Goals up for vote with CEO Laurence Downes’s awards put at risk of forfeiture. In addition, as a result of the Demand on the Board, the Board, through the SLC, conducted an investigation; and, pursuant to the settlement of the Action, is instituting corporate governance measures sufficient to ensure that the failure to timely seek shareholder re-approval of the Performance Goals will not recur.
The Parties agree that the efforts of Plaintiff and Plaintiff’s Counsel in prosecuting and settling the Action, including the resulting actions and measures noted in the foregoing, have substantially benefitted and will in the future substantially benefit NJR and its shareholders. The Board, on the recommendation of the SLC and in the exercise of its independent business judgment, believes that the Settlement is in the best interests of NJR and NJR Shareholders.
Dismissal and Releases
In connection with the Court’s approval of the Settlement, the Parties will jointly request entry of the Final Order and Judgment by the Court, dismissing with prejudice and/or barring all claims that have been or could have been alleged in the Action.
Upon the entry of the Final Order and Judgment, Plaintiff, Plaintiff’s Released Persons, NJR, and NJR Shareholders, shall be deemed to have-and by operation of the Final Order and Judgment shall have-fully, finally and forever released, waived, relinquished, discharged and dismissed as against Defendants’ Released Persons any and all of Plaintiff’s Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiff’s Released Claims against any and all of Defendants’ Released Persons. It is the intent of Plaintiff’s Released Persons that no claims may hereafter be brought or prosecuted, directly, indirectly or derivatively on behalf of NJR against any of Defendants’ Released Persons which arise from or relate in any manner to the Plaintiff’s Released Claims.
Further, upon entry of the Final Order and Judgment, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiff’s Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiff’s Released Persons.
Attorneys’ Fees and Expenses
As a unitary part of the Settlement and in recognition of the substantial benefits provided to NJR and NJR Shareholders as a result of the initiation, prosecution and settlement of the Action, NJR, on behalf of all Defendants, and the Board, in such capacity and exercising its independent business judgment, shall pay or cause to be paid to Plaintiff’s Counsel an award of attorneys’ fees and expenses in the total amount of $180,000 (the “Fee Award”). The Parties mutually agree that the Fee Award is fair and reasonable and deserved in light of the substantial benefits conferred upon NJR and NJR Shareholders by Plaintiff and Plaintiff’s Counsel in initiating, prosecuting and settling the Action.
Additionally, in light of the substantial benefits Plaintiff has created for NJR and all NJR Shareholders, Plaintiff will apply for a Court-approved incentive award in the amount of $2,000 (the “Incentive Award”). The Incentive Award shall be funded entirely from, and not be in addition to, the Fee Award. Defendants reserve all rights with respect to the Incentive Award, including the right to object to such Incentive Award.
The Right to Object and/or Be Heard at the Settlement Hearing
Any NJR Shareholder may object and appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Award should not be approved; provided, however, unless otherwise ordered by the Court, that no NJR Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of NJR common stock through the date of the Settlement Hearing, including the number of shares of NJR common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if an NJR Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If an NJR Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Michael H. Rosner LEVI & KORSINSKY LLP 30 Broad Street, 24th Floor New York, NY 10004 Counsel for Plaintiff	Kevin H. Marino MARINO, TORTORELLA & BOYLE, P.C. 437 Southern Boulevard Chatham, NJ 07928 Counsel for Defendants
Any NJR Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award and Incentive Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

Conditions for Settlement

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) expiration of the time to appeal from or alter or amend the Final Order and Judgment; and (3) withdrawal of the Demand or written acknowledgment of resolution of the Demand. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of November 25, 2013.
Examination of Papers and Inquiries
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, United States District Court for the District of New Jersey, 402 East State Street, Trenton, New Jersey, during business hours of each business day. The Notice will also be available for viewing on the websites of Levi & Korsinsky LLP at www.zlk.com and NJR at www.njresources.com.
Any other inquiries regarding the Settlement or the Action should be addressed in writing to:

MICHAEL H. ROSNER, ESQ.
LEVI & KORSINSKY LLP
30 Broad Street, 24th Floor
New York, NY 10004
Telephone: (212) 363-7500
Facsimile: (212) 363-7171

Counsel for Plaintiff

PLEASE DO NOT TELEPHONE THE COURT OR NJR REGARDING THIS NOTICE.